EXHIBIT 10.2

DEFERRED EXPENSE EXCHANGE AGREEMENT

This DEFERRED EXPENSE EXCHANGE AGREEMENT (this “Exchange Agreement”), effective of July 19, 2023 (“Execution Date”), by and between NanoViricides, Inc., a Nevada corporation (the “Company”) and TheraCour Pharma, Inc., a Connecticut corporation (“TheraCour”) (collectively, the “Parties”).

WHEREAS, pursuant to the Licensing Agreement dated September 7, 2021 between the Parties, the Company is required to pay TheraCour certain amounts as Milestone payments for meeting certain thresholds (the “Milestone Payments”);

WHEREAS, as of the date of this Agreement, the Company is indebted to TheraCour in the aggregate amount of $1,500,000 through and including July 19, 2023, for achieving the Milestone regarding the Initiation of Phase 1 Clinical Trials or Equivalent by TheraCour within 3 months from Regulatory Approval (the “Milestone 3 Payment”); and

WHEREAS, TheraCour has proposed and the Company has agreed that TheraCour defer the Milestone Payment in in exchange the amount of $1,500,000 (the “Exchange”) in exchange for a Convertible Promissory Note in the amount of $1,500,000 (the “Note”).

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements of the Parties hereinafter set forth, the Parties hereto hereby agree as follows:

1.             Exchange.

(a)            TheraCour agrees, subject to the conditions set forth herein, to exchange the Milestone 3 Payment for the Note, made by the Company in favor of TheraCour.

(b)            The Parties shall use best efforts to consummate the transactions contemplated herein. Without limiting the generality of the foregoing, the Parties: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by the Parties; (ii) shall use best efforts to obtain any consent (if any) reasonably required to be obtained; and (iii) shall use best efforts to satisfy any conditions precedent to the consummation of this Agreement and to effectuate the Exchange. The Company shall pay any applicable fees and costs, including reasonable legal fees, associated with same.

(c)            Upon the issuance of the Note, to be held on the Execution Date, the amount the Company is indebted to TheraCour shall be reduced by the Exchange.

(d)            The Note shall be convertible into shares of the Company’s Series A Convertible Preferred Stock (the “Shares”) of the Company, at the Conversion Price as defined in the terms and conditions contained within the Note therein.

(e)            The Company hereby agrees to defend and indemnify TheraCour and each of the officers or agents of TheraCour as of the date of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on the transactions contemplated in this Agreement.

2.             Representations And Warranties Of The Company. The Company hereby represents and warrants to TheraCour as follows:

(a)            The Company has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by the Company to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken, and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms and does not conflict with, result in a breach or violation of or constitute (or with notice of lapse of time or both constitute) a default under any instrument, contract or other agreement to which the Company or its subsidiaries is a party.

(b)            None of the Company’s Certificate of Incorporation, as amended, or Bylaws, any agreement to which the Company is a party, or the laws of Delaware, or New York, restrict the Company’s ability to enter into this Agreement or consummate the transactions contemplated by this Agreement or would limit any of TheraCour’s rights following consummation of the transactions contemplated by this Agreement.

3.             Representations, Warranties And Covenants Of TheraCour. TheraCour represents, warrants and covenants to the Company as follows:

(a)            TheraCour has full legal power to execute and deliver this Agreement and to perform its obligations hereunder. All acts required to be taken by TheraCour to enter into this Agreement and to carry out the transactions contemplated hereby have been properly taken; and this Agreement constitutes a legal, valid and binding obligation of TheraCour enforceable in accordance with its terms.

(b)            TheraCour has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company’s securities and has obtained, in its judgment, sufficient information about the Company to evaluate the merits and risks of an investment in the Company.

(c)            TheraCour is relying solely on the representations and warranties contained in Section 2 hereof, the information contained in the Company’s filing with the Securities and Exchange Commission (“SEC”) and in certificates delivered hereunder in making its decision to enter into this Agreement and consummate the transactions contemplated hereby and no oral representations or warranties of any kind have been made by the Company or its officers, directors, employees or agents to TheraCour.

(d)            TheraCour represents, warrants and agrees that (i) any Shares of the Company it receives will be acquired for investment purposes only for their own account or for the account of controlled affiliates, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that they have no present intention of selling, granting any participation in or otherwise distributing the same, (ii) it has not been formed for the specific purpose of acquiring the Shares, (iii) that it is financially sophisticated and is able to fend for itself, can bear the economic risk of the investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares, (iv) it is an “accredited investor” or a “qualified institutional buyer” within the meaning of current SEC rules.

(e)            TheraCour understands that the Shares it may receive under the Note are “restricted securities” under U.S. federal securities laws inasmuch as they will be acquired by it from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration only in certain limited circumstances. TheraCour further understands that the Shares may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the any stock exchange unless there is an effective registration statement covering the Shares or the Shares are being sold or transferred in reliance on an exemption, including without limitation Regulation S.

(f)             TheraCour further understands that the Shares have significant restrictions in their conversion procedures and are not convertible into Common Stock until and unless a “Change of Control” of the Company, as defined in the Certificate of Designation of Series A Convertible Stock, as amended, and that there is currently no trading market for trading of the Shares.

4.             Miscellaneous.

(a)            Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(b)            This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.

(c)            This Agreement shall be a contract made under and governed by the laws of the State of New York.

(d)            This Agreement shall be binding upon the Company, TheraCour and their respective successors and assigns, and shall inure to the benefit of the Company, TheraCour and their respective successors and permitted assigns.

(e)            The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

(f)             If one or more provisions of this letter agreement are held to be unenforceable under applicable law, it shall be excluded from this letter agreement and the balance of the letter agreement shall be interpreted as if it were so excluded and shall be enforceable in accordance with its terms.

(g)            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)            All amendments or modifications of this Agreement and all consents, waivers and notices delivered hereunder or in connection herewith shall be in writing and executed by both parties hereto.

(i)             This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect thereto.

(j)             Each of the Company and TheraCour hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives or self as of the date first above written.

NANOVIRICIDES, INC.

By:	/s/ Meeta Vyas
Name: Meeta Vyas
Title: Chief Financial Officer

THERACOUR PHARMA, INC.

By:	/s/ Anil Diwan
Name: Anil R. Diwan
Title: Chief Executive Officer